Earnings Release

Mastercard Incorporated Reports Fourth Quarter and Full Year 2022 Financial Results

•Fourth quarter net income of $2.5 billion, and diluted earnings per share (EPS) of $2.62
•Fourth quarter adjusted net income of $2.5 billion, and adjusted diluted EPS of $2.65
•Fourth quarter net revenue of $5.8 billion, an increase of 12%, or 17% on a currency-neutral basis
•Fourth quarter gross dollar volume up 8% and purchase volume up 11%, on a local currency basis
Purchase, NY - January 26, 2023 - Mastercard Incorporated (NYSE: MA) today announced financial results for the fourth quarter and full year 2022.

“We closed out the year with strong financial results and notable wins which will help us capitalize on the tremendous secular shift to digital payments,” said Michael Miebach, Mastercard CEO. “As we look at the broader economy, we see the continued recovery of cross-border travel, with volumes up 59%1 versus a year ago and we’re encouraged by Asia opening up further. While macroeconomic and geopolitical uncertainty persists, consumer spending has been remarkably resilient. We are well prepared to adjust our investment profile quickly if needed.”

Quarterly Results

Fourth Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q4 2022	Q4 2021	Reported GAAP	Currency-neutral
Net revenue	$5.8	$5.2	12%	17%
Operating expenses	$2.6	$2.4	10%	14%
Operating income	$3.2	$2.8	13%	19%
Operating margin	54.7%	54.2%	0.6 ppt	1.0 ppt
Effective income tax rate	18.3%	15.7%	2.5 ppt	2.6 ppt
Net income	$2.5	$2.4	6%	11%
Diluted EPS	$2.62	$2.41	9%	14%

Key Fourth Quarter Non-GAAP Results [2]			Increase / (Decrease)
$ in billions, except per share data	Q4 2022	Q4 2021	As adjusted	Currency-neutral
Adjusted operating expenses	$2.6	$2.4	10%	13%
Adjusted operating margin	55.0%	54.2%	0.8 ppt	1.3 ppt
Adjusted effective income tax rate	18.2%	14.7%	3.5 ppt	3.7 ppt
Adjusted net income	$2.5	$2.3	10%	16%
Adjusted diluted EPS	$2.65	$2.35	13%	19%
1 On a local currency basis.
2 The Key Fourth Quarter Non-GAAP Results exclude the impact of gains and losses on the Company’s equity investments, special items as described on page 11 (“Fourth Quarter Special Items”) and/or currency. See page 11 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q4 2022 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 8%	up 31%	up 8%
The following information is provided to aid in understanding Mastercard’s fourth quarter 2022 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 12%, or 17% on a currency-neutral basis, which includes a 1 percentage point benefit from acquisitions. Primary drivers of the increase were as follows:
▪Gross dollar volume growth of 8%, on a local currency basis, to $2.1 trillion.
▪Cross-border volume growth of 31% on a local currency basis.
▪Switched transactions growth of 8%.
▪Other revenues increase of 11%, or 16% on a currency-neutral basis, which includes 1 percentage point of growth due to acquisitions. The remaining growth was driven primarily by the Company’s Cyber & Intelligence and Data & Services solutions.
▪Rebates and incentives (contra-revenues) increase of 14%, or 18% on a currency-neutral basis, primarily due to increased volumes and transactions and new and renewed deals.
•Total operating expenses increased 10%. Excluding the impact of Fourth Quarter Special Items, adjusted operating expenses increased 10%, or 13% on a currency-neutral basis. This includes a 3 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support our continued investment in our strategic initiatives across payments, services and new network capabilities, partially offset by a decrease in advertising and marketing costs.
•Other income (expense) was unfavorable $91 million, due to net losses in the current period versus net gains in the prior period related to realized and unrealized fair market value adjustments on marketable and non-marketable equity securities. Adjusted other income (expense) was favorable $30 million versus the year ago period, primarily due to an increase in our investment income, partially offset by increased interest expense related to our 2022 debt issuances.
•The effective tax rate for the fourth quarter of 2022 was 18.3%, versus 15.7% for the comparable period in 2021. The adjusted effective tax rate for the fourth quarter of 2022 was 18.2%, versus 14.7% for the comparable period in 2021, primarily due to a change in the Company’s geographic mix of earnings.
•As of December 31, 2022, the Company’s customers had issued 3.1 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the fourth quarter of 2022, Mastercard repurchased 7.4 million shares at a cost of $2.4 billion and paid $473 million in dividends. Quarter-to-date through January 23, the Company repurchased 1.6 million shares at a cost of $590 million, which leaves $11.6 billion remaining under the approved share repurchase programs.

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Full Year Results

Full Year Operating Results			Increase / (Decrease)
$ in billions, except per share data	2022	2021	Reported GAAP	Currency-neutral
Net revenue	$22.2	$18.9	18%	23%
Operating expenses	$10.0	$8.8	13%	17%
Operating income	$12.3	$10.1	22%	29%
Operating margin	55.2%	53.4%	1.8 ppt	2.4 ppt
Effective income tax rate	15.4%	15.7%	(0.4) ppt	(0.2) ppt
Net income	$9.9	$8.7	14%	21%
Diluted EPS	$10.22	$8.76	17%	23%

Full Year Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2022	2021	As adjusted	Currency-neutral
Adjusted net revenue	$22.2	$18.9	18%	23%
Adjusted operating expenses	$9.5	$8.6	11%	14%
Adjusted operating margin	57.0%	54.3%	2.7 ppt	3.4 ppt
Adjusted effective income tax rate	15.7%	15.4%	0.3 ppt	0.5 ppt
Adjusted net income	$10.3	$8.3	24%	32%
Adjusted diluted EPS	$10.65	$8.40	27%	34%
1. The Key Full Year Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Full Year Special Items”) and/or currency. See page 12 for the Company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Full Year 2022 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 12%	up 45%	up 12%
The following information is provided to aid in understanding Mastercard’s full year 2022 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 18%. Excluding the impact of Full Year Special Items, adjusted net revenue increased 18%, or 23% on a currency-neutral basis, which includes a 1 percentage point benefit from acquisitions. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 12%, on a local currency basis, to $8.2 trillion.
•Cross-border volume growth of 45% on a local currency basis.
•Switched transactions growth of 12%.
•Other revenues increase of 16%, or 20% on a currency-neutral basis, which includes 3 percentage point of growth due to acquisitions. The remaining growth was driven primarily by the Company’s Cyber & Intelligence and Data & Services solutions.
•Rebates and incentives (contra-revenues) increase of 19%, or 23% on a currency-neutral basis, primarily due to increased volumes and transactions and new and renewed deals.
•Total operating expenses increased 13%. Excluding the impact of Full Year Special Items, adjusted operating expenses increased 11%, or 14% on a currency-neutral basis. This includes a 4 percentage

3

point increase from acquisitions. The remaining increase was primarily due to higher personnel costs, travel and meeting costs, and unfavorable foreign exchange activity.
•Other income (expense) was unfavorable $757 million, primarily due to net losses in the current year versus net gains in the prior year related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Adjusted other income (expense) was favorable $26 million versus the prior year, primarily due to an increase in our investment income, partially offset by increased interest expense related to our 2022 debt issuances.
•The effective tax rate for 2022 was 15.4%, versus 15.7% for the comparable period in 2021. The adjusted effective tax rate for 2022 was 15.7%, versus 15.4% for the comparable period in 2021. The adjusted effective tax rate was higher in 2022 primarily due to the recognition of U.S. tax benefits in 2021, the majority of which were discrete, a discrete tax benefit in 2021 related to the remeasurement of the Company’s net deferred tax asset in the U.K., and a discrete tax expense related to an unfavorable court ruling in 2022, all of which was partially offset by a discrete tax benefit in the first quarter of 2022 due to final U.S. tax regulations published in the current year.
Return of Capital to Shareholders
During the full year 2022, Mastercard repurchased 25.7 million shares at a cost of $8.8 billion and paid $1.9 billion in dividends.
Fourth Quarter and Full Year 2022 Financial Results Conference Call Details
At 9:00 a.m. ET today, the Company will host a conference call to discuss its fourth quarter and full year 2022 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the Company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

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•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of the global COVID-19 pandemic and measures taken in response
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•events and resulting actions related to the Russian invasion of Ukraine
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the Company’s actual results to differ materially from expected results, please see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. Our decency quotient, or DQ, drives our culture and everything we do inside and outside of our company. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

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Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in millions, except per share data)
Net Revenue	$5,817	$5,216	$22,237	$18,884
Operating Expenses:
General and administrative	2,218	1,862	8,078	7,087
Advertising and marketing	216	338	789	895
Depreciation and amortization	184	189	750	726
Provision for litigation	15	—	356	94
Total operating expenses	2,633	2,389	9,973	8,802
Operating income	3,184	2,827	12,264	10,082
Other Income (Expense):
Investment income	33	2	61	11
Gains (losses) on equity investments, net	(12)	111	(145)	645
Interest expense	(127)	(108)	(471)	(431)
Other income (expense), net	11	(9)	23	—
Total other income (expense)	(95)	(4)	(532)	225
Income before income taxes	3,089	2,823	11,732	10,307
Income tax expense	564	444	1,802	1,620
Net Income	$2,525	$2,379	$9,930	$8,687
Basic Earnings per Share	$2.63	$2.42	$10.26	$8.79
Basic weighted-average shares outstanding	960	982	968	988
Diluted Earnings per Share	$2.62	$2.41	$10.22	$8.76
Diluted weighted-average shares outstanding	963	986	971	992

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Consolidated Balance Sheet (Unaudited)
	December 31, 2022	December 31, 2021
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$7,008	$7,421
Restricted cash for litigation settlement	589	586
Investments	400	473
Accounts receivable	3,425	3,006
Settlement assets	1,270	1,319
Restricted security deposits held for customers	1,568	1,873
Prepaid expenses and other current assets	2,346	2,271
Total current assets	16,606	16,949
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $1,904 and $1,614, respectively	2,006	1,907
Deferred income taxes	1,151	486
Goodwill	7,522	7,662
Other intangible assets, net of accumulated amortization of $1,959 and $1,755, respectively	3,859	3,671
Other assets	7,580	6,994
Total Assets	$38,724	$37,669

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$926	$738
Settlement obligations	1,111	913
Restricted security deposits held for customers	1,568	1,873
Accrued litigation	1,094	840
Accrued expenses	7,801	6,642
Short-term debt	274	792
Other current liabilities	1,397	1,364
Total current liabilities	14,171	13,162
Long-term debt	13,749	13,109
Deferred income taxes	393	395
Other liabilities	4,034	3,591
Total Liabilities	32,347	30,257

Commitments and Contingencies

Redeemable Non-controlling Interests	21	29

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,399 and 1,397 shares issued and 948 and 972 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 shares issued and outstanding	—	—
Additional paid-in-capital	5,298	5,061
Class A treasury stock, at cost, 451 and 425 shares, respectively	(51,354)	(42,588)
Retained earnings	53,607	45,648
Accumulated other comprehensive income (loss)	(1,253)	(809)
Mastercard Incorporated Stockholders' Equity	6,298	7,312
Non-controlling interests	58	71
Total Equity	6,356	7,383
Total Liabilities, Redeemable Non-controlling Interests and Equity	$38,724	$37,669

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Consolidated Statement of Cash Flows (Unaudited)
	For the Years Ended December 31,
	2022	2021
	(in millions)
Operating Activities
Net income	$9,930	$8,687
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	1,586	1,371
Depreciation and amortization	750	726
(Gains) losses on equity investments, net	145	(645)
Share-based compensation	295	273
Deferred income taxes	(651)	(69)
Other	44	36
Changes in operating assets and liabilities:
Accounts receivable	(481)	(397)
Income taxes receivable	12	(87)
Settlement assets	48	390
Prepaid expenses	(2,175)	(2,087)
Accrued litigation and legal settlements	240	(1)
Restricted security deposits held for customers	(305)	177
Accounts payable	190	100
Settlement obligations	201	(568)
Accrued expenses	1,188	1,355
Long-term taxes payable	(121)	(52)
Net change in other assets and liabilities	299	254
Net cash provided by operating activities	11,195	9,463
Investing Activities
Purchases of investment securities available-for-sale	(267)	(389)
Purchases of investments held-to-maturity	(239)	(294)
Proceeds from sales of investment securities available-for-sale	54	83
Proceeds from maturities of investment securities available-for-sale	211	291
Proceeds from maturities of investments held-to-maturity	265	296
Purchases of property and equipment	(442)	(407)
Capitalized software	(655)	(407)
Purchases of equity investments	(88)	(228)
Proceeds from sales of equity investments	7	186
Acquisition of businesses, net of cash acquired	(313)	(4,436)
Other investing activities	(3)	33
Net cash used in investing activities	(1,470)	(5,272)
Financing Activities
Purchases of treasury stock	(8,753)	(5,904)
Dividends paid	(1,903)	(1,741)
Proceeds from debt, net	1,123	2,024
Payment of debt	(724)	(650)
Acquisition of redeemable non-controlling interests	(4)	—
Acquisition of non-controlling interest	—	(133)
Contingent consideration paid	—	(64)
Tax withholdings related to share-based payments	(141)	(133)
Cash proceeds from exercise of stock options	90	61
Other financing activities	(16)	(15)
Net cash used in financing activities	(10,328)	(6,555)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(103)	(153)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(706)	(2,517)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	9,902	12,419
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$9,196	$9,902

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted net revenue, adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the Company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The Company excludes these items because management evaluates the underlying operations and performance of the Company separately from these recurring and nonrecurring items.
In addition, the Company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the Company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The Company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The Company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended December 31, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,817	$2,633	54.7%	$(95)	18.3%	$2,525	$2.62
(Gains) losses on equity investments [1]	**	**	**	12	(0.1)%	12	0.01
Litigation provisions [2]	**	(15)	0.3%	**	—%	12	0.01
Adjusted - Non-GAAP	$5,817	$2,617	55.0%	$(84)	18.2%	$2,548	$2.65

	Three Months Ended December 31, 2021
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,216	$2,389	54.2%	$(4)	15.7%	$2,379	$2.41
(Gains) losses on equity investments [1]	**	**	**	(111)	(1.1)%	(65)	(0.07)
Adjusted - Non-GAAP	$5,216	$2,389	54.2%	$(114)	14.7%	$2,314	$2.35

	Three Months Ended December 31, 2022 as compared to the Three Months Ended December 31, 2021
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	12%	10%	0.6	ppt	2.5	ppt	6%	9%
(Gains) losses on equity investments [1]	**	**	**		1.0	ppt	3%	4%
Litigation provisions [2]	**	(1)%	0.3	ppt	—	ppt	1%	—%
Adjusted - Non-GAAP	12%	10%	0.8	ppt	3.5	ppt	10%	13%
Currency impact [3]	5%	4%	0.5	ppt	0.2	ppt	6%	7%
Adjusted - Non-GAAP - currency-neutral	17%	13%	1.3	ppt	3.7	ppt	16%	19%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1. Q4’22 pre-tax net losses of $12 million and Q4’21 pre-tax net gains of $111 million were related to realized and unrealized fair market value adjustments on marketable and non-marketable equity securities.
Fourth Quarter Special Items
2. Q4’22 pre-tax charges of $15 million as a result of settlements (both final and agreements in principle) with a number of U.K. merchants.
Other Notes
3. Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Non-GAAP Reconciliations (YTD)
	Twelve Months Ended December 31, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$22,237	$9,973	55.2%	$(532)	15.4%	$9,930	$10.22
(Gains) losses on equity investments [1]	**	**	**	145	—%	126	0.13
Litigation Provisions [2]	**	(356)	1.6%	**	0.3%	263	0.27
Russia-related impacts [3]	(37)	(67)	0.2%	**	—%	24	0.02
Adjusted - Non-GAAP	$22,200	$9,549	57.0%	$(387)	15.7%	$10,342	$10.65

	Twelve Months Ended December 31, 2021
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$18,884	$8,802	53.4%	$225	15.7%	$8,687	$8.76
(Gains) losses on equity investments [1]	**	**	**	(645)	(0.5)%	(497)	(0.50)
Litigation provisions [4]	**	(94)	0.5%	**	0.1%	74	0.07
Indirect tax matter [5]	**	(82)	0.4%	6	0.1%	69	0.07
Adjusted - Non-GAAP	$18,884	$8,627	54.3%	$(413)	15.4%	$8,333	$8.40

	Twelve Months Ended December 31, 2022 as compared to the Twelve Months Ended December 31, 2021
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	18%	13%	1.8	ppt	(0.4)	ppt	14%	17%
(Gains) losses on equity investments [1]	**	**	**		0.5	ppt	8%	9%
Litigation provisions [2,4]	**	(3)%	1.1	ppt	0.3	ppt	2%	2%
Russia-related impacts [3]	—%	(1)%	0.2	ppt	—	ppt	—%	—%
Indirect tax matter [5]	**	1%	(0.4)	ppt	(0.1)	ppt	(1)%	(1)%
Adjusted - Non-GAAP	18%	11%	2.7	ppt	0.3	ppt	24%	27%
Currency impact [6]	5%	3%	0.8	ppt	0.2	ppt	8%	8%
Adjusted - Non-GAAP - currency-neutral	23%	14%	3.4	ppt	0.5	ppt	32%	34%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Full Year 2022 pre-tax net losses of $145 million and 2021 pre-tax net gains of $645 million were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Full Year Special Items
2. Full Year 2022 pre-tax charges of $356 million as a result of settlements (both final and agreements in principle) with a number of U.K. merchants, and as a result of change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3. Full Year 2022 pre-tax net charges of $30 million directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge is comprised of general and administrative expenses of $67 million primarily related to incremental employee-related costs and reserves on uncollectible balances with certain sanctioned customers, offset by a net benefit of $37 million in rebates and incentives (contra-revenue) primarily related to a reduction in liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.
4. Full Year 2021 pre-tax charges of $94 million related to litigation settlements and estimated attorneys’ fees with U.K. merchants and Pan-European merchants.
5. Full Year 2021 pre-tax charges of $88 million related to the resolution of a foreign indirect tax matter for 2015 through 2021 and the related interest expense.
Other Notes
6. Represents the translational and transactional impact of currency and the related impact of the Company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended December 31, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$554	(4.8)%	6.1%	$404	8.5%	9,648	11.8%	$150	0.1%	1,554	908
Canada	63	4.6%	12.7%	62	12.5%	949	11.0%	2	22.9%	6	73
Europe	648	(5.1)%	5.6%	502	12.8%	14,748	(6.7)%	145	(13.5)%	993	725
Latin America	169	21.2%	21.0%	119	23.4%	5,175	19.1%	50	15.6%	421	387
Worldwide less United States	1,434	(2.0)%	7.7%	1,087	12.2%	30,519	3.0%	347	(4.3)%	2,974	2,093
United States	699	7.3%	7.3%	640	8.1%	9,729	4.2%	59	(0.4)%	284	639
Worldwide	2,133	0.8%	7.6%	1,727	10.6%	40,248	3.3%	406	(3.7)%	3,258	2,731
Mastercard Credit and Charge Programs
Worldwide less United States	650	(1.3)%	9.2%	615	10.0%	13,604	4.9%	35	(4.1)%	166	768
United States	363	14.1%	14.1%	353	13.9%	3,780	12.0%	9	23.7%	9	306
Worldwide	1,013	3.7%	10.9%	969	11.4%	17,384	6.4%	44	0.8%	175	1,074
Mastercard Debit Programs
Worldwide less United States	784	(2.6)%	6.5%	471	15.1%	16,915	1.5%	312	(4.3)%	2,808	1,325
United States	336	0.9%	0.9%	287	1.8%	5,949	(0.2)%	50	(4.0)%	275	333
Worldwide	1,120	(1.6)%	4.8%	758	9.7%	22,864	1.0%	362	(4.2)%	3,083	1,658

	For the 12 Months Ended December 31, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$2,209	2.3%	10.3%	$1,596	13.2%	36,130	15.5%	$613	3.4%	6,133	908
Canada	243	13.7%	18.3%	237	18.6%	3,533	14.7%	6	9.9%	22	73
Europe	2,432	(0.3)%	12.1%	1,864	20.4%	53,992	(3.5)%	568	(8.5)%	3,881	725
Latin America	613	28.2%	29.3%	433	33.1%	19,056	28.9%	180	21.1%	1,546	387
Worldwide less United States	5,497	3.9%	13.3%	4,129	18.6%	112,711	7.3%	1,369	(0.1)%	11,582	2,093
United States	2,680	10.2%	10.2%	2,441	12.2%	37,305	6.4%	239	(7.2)%	1,158	639
Worldwide	8,177	5.9%	12.3%	6,570	16.1%	150,016	7.0%	1,607	(1.2)%	12,740	2,731
Mastercard Credit and Charge Programs
Worldwide less United States	2,534	5.8%	15.3%	2,400	16.4%	51,385	10.5%	134	(1.1)%	631	768
United States	1,357	21.9%	21.9%	1,321	21.9%	14,023	18.4%	36	24.8%	34	306
Worldwide	3,890	10.9%	17.5%	3,721	18.3%	65,408	12.1%	170	3.4%	665	1,074
Mastercard Debit Programs
Worldwide less United States	2,964	2.3%	11.6%	1,729	21.7%	61,326	4.7%	1,235	—%	10,951	1,325
United States	1,323	0.2%	0.2%	1,121	2.6%	23,282	0.3%	203	(11.2)%	1,124	333
Worldwide	4,287	1.7%	7.9%	2,850	13.4%	84,608	3.4%	1,438	(1.7)%	12,075	1,658

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended December 31, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$581	10.1%	12.2%	$416	15.8%	8,633	17.5%	$165	4.1%	1,613	891
Canada	61	23.0%	19.0%	59	20.1%	855	17.3%	2	(14.0)%	5	66
Europe	682	27.9%	32.0%	497	39.1%	15,805	34.8%	185	16.3%	1,104	738
Latin America	139	29.2%	33.3%	96	39.0%	4,344	36.8%	44	22.2%	363	319
Worldwide less United States	1,463	20.1%	23.0%	1,068	27.9%	29,636	28.9%	395	11.3%	3,085	2,014
United States	651	23.3%	23.3%	592	25.5%	9,338	16.9%	60	5.2%	299	570
Worldwide	2,115	21.1%	23.1%	1,660	27.1%	38,975	25.8%	455	10.5%	3,384	2,584
Mastercard Credit and Charge Programs
Worldwide less United States	659	17.7%	20.0%	620	20.4%	12,971	22.5%	39	13.2%	166	761
United States	318	33.6%	33.6%	310	33.2%	3,375	28.0%	8	52.8%	8	273
Worldwide	977	22.4%	24.1%	930	24.4%	16,346	23.6%	47	18.2%	174	1,034
Mastercard Debit Programs
Worldwide less United States	805	22.1%	25.5%	449	39.9%	16,665	34.5%	356	11.1%	2,920	1,253
United States	333	14.9%	14.9%	282	18.0%	5,963	11.4%	52	0.6%	291	297
Worldwide	1,138	19.9%	22.2%	730	30.6%	22,629	27.5%	408	9.6%	3,211	1,549

	For the 12 Months ended December 31, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$2,159	14.6%	11.9%	$1,523	14.3%	31,292	18.8%	$636	6.5%	6,205	891
Canada	214	23.4%	15.6%	208	17.3%	3,081	15.1%	6	(22.3)%	18	66
Europe	2,440	27.3%	26.1%	1,741	31.6%	55,930	30.9%	699	14.2%	4,182	738
Latin America	478	27.2%	28.7%	326	35.4%	14,788	32.2%	152	16.4%	1,251	319
Worldwide less United States	5,292	21.6%	19.7%	3,798	23.6%	105,092	26.7%	1,494	10.8%	11,656	2,014
United States	2,433	22.7%	22.7%	2,176	24.6%	35,066	16.4%	257	8.7%	1,263	570
Worldwide	7,725	22.0%	20.6%	5,974	24.0%	140,158	24.0%	1,751	10.5%	12,919	2,584
Mastercard Credit and Charge Programs
Worldwide less United States	2,395	17.1%	14.5%	2,247	15.1%	46,516	20.0%	148	5.2%	625	761
United States	1,113	28.7%	28.7%	1,084	28.9%	11,848	23.7%	29	22.1%	29	273
Worldwide	3,508	20.5%	18.6%	3,331	19.3%	58,364	20.7%	177	7.7%	654	1,034
Mastercard Debit Programs
Worldwide less United States	2,897	25.7%	24.4%	1,550	38.3%	58,576	32.6%	1,346	11.5%	11,031	1,253
United States	1,320	18.1%	18.1%	1,092	20.6%	23,218	13.0%	228	7.2%	1,234	297
Worldwide	4,217	23.2%	22.3%	2,642	30.4%	81,794	26.4%	1,575	10.8%	12,265	1,549

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers. Starting in the first quarter of 2022, data related to sanctioned Russian banks was not reported to us and therefore such amounts are not included. Subsequent to the suspension of our business operations in Russia in March 2022, there is no Russian data to be reported.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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